SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ESKIMO PIE CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                12/04/98          100,000-           13.0000
          GAMCO INVESTORS, INC.
                                12/04/98          159,000-           13.0000
                                12/04/98            4,000-           13.0000
                                12/02/98              800-           11.3750
                                11/25/98            4,000            10.0260
                                11/23/98            7,500            11.2500
          GABELLI ASSOCIATES FUND
                                12/04/98            4,500-           13.0000
                                12/02/98            6,000-           11.6250
                                12/02/98            6,000            11.3750






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.